                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):   March 30, 1998


                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                    ---------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                   0-16217                 33-0041789
        --------                   -------                 ----------
(State or other jurisdiction     (Commission             (IRS Employer
    of incorporation)            File Number)          Identification No.)

     4710 Bellaire Blvd., Suite 301, Bellaire, Texas             77401
     -----------------------------------------------             -----
        (Address of Principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (713) 662-2699

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 30, 1998 (the "Closing Date"), North American Technologies Group, Inc. (together with its subsidiaries, "NATK" or the "Company") completed the sale to Active Environmental Technologies, Inc., a New Jersey corporation ("Active Environmental"), of substantially all of the assets (the "EET Assets") of NATK's subsidiary, EET, Inc. ("EET"). Active Environmental is not related to any director, officer or, to the knowledge of NATK, any principal stockholder of NATK or EET. The EET Assets primarily relate to EET's patented TechXTract(R) technology used to provide on-site decontamination of buildings and equipment contaminated with polychlorinated biphenyls, radioactive isotopes or other toxic materials. The purchase price therefor consisted of a cash payment of $200,000, two promissory notes and the assumption by the purchaser of certain contractual obligations. The first such promissory note is in the principal amount of $363,436, bears interest at a per annum rate of six percent (6%) and is payable in ten (10) quarterly payments, the first such payment being due and payable on September 30, 1998. The second such promissory note is in the principal amount of $436,835, bears interest at a per annum rate of nine and one-half percent
(9 1/2%) and is payable in twelve (12) annual payments, the first such payment being due and payable on September 30, 2001. The purchase price was based primarily on the expected market value of the technology included in the EET Assets. The Company expects to recognize a gain of approximately $370,000 on this transaction.

     A portion of the net proceeds of the sale of the EET Assets was used to repay certain obligations owed by NATK and/or EET. NATK intends to apply the remainder of the net proceeds of the sale of the EET Assets to fund its working capital and other commitments.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5.   OTHER EVENTS

     None

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

     None

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

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

     None

     (b)  Pro forma financial information.

          Pro Forma Consolidated Balance Sheet
          as of December 31, 1997 (unaudited)                      Page 4

          Pro Forma Consolidated Statements of Operations
          for the Year Ended December 31, 1997 (unaudited)         Page 5

     (c)  Exhibits.

          10.28 Asset Purchase Agreement, dated as of March 30, 1998, by and between EET, Inc. and Active Environmental Technologies, Inc.

          10.29 Promissory Note, dated March 30, 1998, issued by Active Environmental Services, Inc. in the principal amount of $363,436.

          10.30 Promissory Note, dated March 30, 1998, issued by Active Environmental Services, Inc. in the principal amount of $436,835.

ITEM 8.   CHANGE IN FISCAL YEAR

     None

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     None

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                           DEC 31, 1997                                                DEC 31, 1997
                                            (AUDITED)              (A)                  (B)            (UNAUDITED)
                                          -------------------------------------------------------------------------
Cash                                      $    348,991                              $   200,000        $    548,991
Accounts receivable, net                       285,623                                                      285,623
Inventories                                      6,395              (2,414)                                   3,981
Current portion of notes receivable            100,000                                   72,688             172,688
Prepaids                                       103,087                                                      103,087
                                          ------------                                                 ------------
Total Current Assets                           844,096                                                    1,114,370

Notes receivable                               881,960                                  727,583           1,609,543
Property and equipment, net                    149,946              (3,937)                                 146,009
Intangibles, net                             4,576,284            (482,959)                               4,093,325
Other assets                                   292,291             (11,282)                                 281,009
                                          -------------------------------------------------------------------------
Total                                     $  6,744,577           ($500,592)         $ 1,000,271        $  7,244,256
                                          =========================================================================

Current maturities of LTD                       (3,800)                                                      (3,800)
Accts. pay & accrd expenses                   (455,664)           (130,000)                                (585,664)
Deferred dividends payable                    (193,448)                                                    (193,448)
                                          ------------                                                 ------------
Total current liabilities                     (652,912)                                                    (782,912)

Long term debt, net                           (503,178)                                                    (503,178)
Deferred dividends payable                     (13,985)                                                     (13,985)
Stockholder's equity                        (5,574,502)            630,592           (1,000,271)         (5,944,181)
                                          -------------------------------------------------------------------------
Total                                      ($6,744,577)            500,592           (1,000,271)        ($7,244,256)
                                          =========================================================================


                                        A To adjust for the sale of assets and record certain contingent liabilities retained by the seller.
                                        B To adjust for consideration received of cash and promissory notes.


The above pro forma consolidated balance sheet as of December 31, 1997 reflects the sale by North
American Technologies Group, Inc. of certain assets of its wholly-owned subsidiary, EET, Inc.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                        PRO FORMA
                                                            YEAR ENDED                                  YEAR ENDED
                                                           DEC. 31, 1997                               DEC. 31, 1997
                                                             (AUDITED)                (A)               (UNAUDITED)
                                                           ---------------------------------------------------------
Revenues                                                   $  3,553,117           $  740,693            $  2,812,424
Cost of revenues                                              2,436,261              465,009               1,971,252
                                                           ---------------------------------------------------------
Gross profit                                                  1,116,856              275,684                 841,172

Selling, general & administrative                             4,282,925              603,989               3,678,936
                                                           ---------------------------------------------------------
Operating loss before adjustment                             (3,166,069)            (328,305)             (2,837,764)

Impairment of certain long-lived assets                       1,202,628                    0               1,202,628
                                                           ---------------------------------------------------------
Operating loss                                               (4,368,697)            (328,305)             (4,040,392)

Other income & expense, net                                      37,406                                       37,406
                                                           ---------------------------------------------------------
Net loss                                                   $ (4,331,291)          $ (328,305)           $ (4,002,986)
                                                           =========================================================
Net loss per share                                         $      (0.22)                                $      (0.14)
Weighted average number of                                 ============                                 ============
    common shares outstanding                                28,864,720                                   28,864,720
                                                           ============                                 ============


                                                         A To remove the operating results of the extraction division of EET, Inc.
                                                           from the consolidated statement of operations of North American
                                                           Technologies Group, Inc. for the period indicated.

The above pro forma consolidated statement of operations reflects the sale by North American Technologies
Group, Inc. of certain assets of its wholly-owned subsidiary, EET, Inc.

Note: in calculating the net loss per common share, the loss has been increased by dividends on preferred stock.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Date: April 13, 1998               By: /s/ Tim B. Tarrillion
      --------------                  --------------------------------
                                      Chairman of the Board, President
                                      and Chief Executive Officer

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